EXHIBIT 99.1
Qumu Announces Third Quarter 2016 Results

Conference Call Wednesday, November 2 at 10:00 a.m. ET

Minneapolis, MN – November 1, 2016 – Qumu Corporation (NASDAQ: QUMU) today reported financial results for the third quarter ended September 30, 2016.

Third quarter revenue was $7.1 million, compared to $9.6 million in the third quarter 2015. Third quarter net loss was $(2.5) million, or a loss of $(0.27) per share, compared to $(7.3) million, or a loss of $(0.79) per share, in the third quarter 2015. Third quarter adjusted EBITDA (a non-GAAP measure) was a loss of $(1.4) million, compared to an adjusted EBITDA loss of $(6.2) million for the third quarter 2015.

For the nine months ended September 30, 2016, revenue was $22.4 million, compared to $24.3 million last year. For the nine months ended September 30, 2016, net loss was $(10.9) million, or a loss of $(1.18) per share, compared to $(24.1) million, or a loss of $(2.61) per share, last year. For the nine months ended September 30, 2016, adjusted EBITDA was a loss of $(7.4) million, compared to an adjusted EBITDA loss of $(20.7) million last year.

“Revenue was within our expectations and operating results were better than our expectations as we continue to manage expenses well. Based on our sales pipeline, we are positioned for strong fourth quarter revenue and operating results,” said Vern Hanzlik, Qumu’s president and CEO. “Additionally, in October we strengthened our balance sheet with the proceeds from an $8 million term loan. These funds will enable us to advance our market leadership as we continue to provide the best enterprise video content management solutions and services to our customers and the Global 5000 market while we transition to more recurring revenue over time.”

Other Information

•
Subscription, maintenance and support revenue was $5.0 million and $4.9 million for the third quarter 2016 and 2015, respectively, and $15.2 million and $13.6 million for the nine months ended September 30, 2016 and 2015, respectively.

•	Gross margin was 59.8% and 49.3% for the third quarter 2016 and 2015, respectively, and 56.9% and 46.0% for the nine months ended September 30, 2016 and 2015, respectively.

•	Total headcount was 152 as of September 30, 2016 compared to 165 as of June 30, 2016 and 194 as of September 30, 2015.

•
Cash and marketable securities were $4.6 million as of September 30, 2016, compared to $8.3 million as of June 30, 2016, reflecting the third quarter operating loss and the impact on cash from changes in working capital.

•
On October 21, 2016, the Company closed an $8 million credit agreement with Hale Capital Partners, LP as administrative agent and HCP-FVD, LLC, an affiliate of Hale Capital Partners, as lender. The credit agreement provided for an $8 million term loan drawn at close, with principal due on October 21, 2019 and interest set at prime plus 6% payable monthly. The credit agreement included a detachable 10-year warrant to purchase 314,286 shares of the Company's common stock at an exercise price of $2.80 per share. The Company intends to use the term loan for general corporate purposes.

Guidance
For the fourth quarter 2016, revenue is expected to be in the range of $10.0 million to $11.0 million. Total gross margin percentage is expected to be in the mid 60s in the fourth quarter. Fourth quarter net loss is expected to be in the range of $(1.0) million to $(0.5) million, or $(0.11) to $(0.06) per share, with weighted average shares outstanding of approximately 9.25 million shares. Adjusted EBITDA for the fourth quarter 2016 is expected to be in the range of $0.3 million to $0.8 million, compared to an adjusted EBITDA loss of $(3.7) million in the fourth quarter 2015. While the Company expects to be adjusted EBITDA positive the fourth quarter 2016, due to the timing of changes in working capital, the Company expects that it will not be cash flow breakeven the fourth quarter 2016 excluding the net proceeds of the $8 million term loan.

For the full year 2016, revenue is expected to be in the range of $32.4 million to $33.4 million. Net loss is expected to be in the range of $(11.9) million to $(11.4) million, or $(1.29) to $(1.24) per share, with weighted average shares outstanding of approximately 9.25 million shares. Adjusted EBITDA is expected to be in the range of a loss of $(7.1) million to $(6.6) million compared to an adjusted EBITDA loss of $(24.5) million in fiscal 2015. The Company expects a tax benefit of $200,000 in fiscal 2016.

Conference Call
The Company has scheduled a conference call and webcast to review its third quarter 2016 results tomorrow, November 2, 2016 at 10:00 a.m. Eastern Time. The dial-in number for the conference call is 877-456-6914 for domestic participants and 929-387-3794 for international participants. Investors can also access a webcast of the live conference call by linking through the investor relations section of the Qumu website, www.qumu.com. Webcasts will be archived on Qumu’s website.

Non-GAAP Information
To supplement the Company's condensed consolidated financial statements presented on a GAAP basis, the Company uses adjusted EBITDA (a non-GAAP measure), which excludes certain items from net income (loss) (a GAAP measure). Adjusted EBITDA excludes items related to stock-based compensation, foreign currency gains and losses, net income (loss) from discontinued operations, depreciation and amortization, interest income and expense, and the impact of income-based taxes.

The Company uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the Company’s performance. The Company believes that adjusted EBITDA is useful to investors because it provides supplemental information that allows investors to review the Company's results of operations from the same perspective as management and the Company's board of directors. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

See the attached Supplemental Financial Information for a reconciliation of operating loss, a GAAP measure, to adjusted EBITDA, a non-GAAP measure, for the three and nine months ended September 30, 2016 and 2015.

Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Such forward-looking statements include, for example, statements about: the Company’s future revenue and operating performance, cash balances, future product mix or the timing of recognition of revenue, and the demand for the Company’s products or software. The statements made by the Company are based upon management’s current expectations and are subject to certain risks and uncertainties that could cause the actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and other factors set forth in the Company’s filings with the Securities and Exchange Commission.

About Qumu
Video is today’s document. Qumu Corporation (NASDAQ: QUMU) provides the tools businesses need to create, manage, secure, deliver and measure the success of their videos. Qumu's innovative solutions release the power in video to engage and empower employees, partners and clients. Organizations around the world realize the greatest possible value from video they create and publish using Qumu. Whatever the audience size, viewer device or network configuration, Qumu solutions are how business does video. Additional information can be found at www.qumu.com.

Investor Contact:
Peter Goepfrich, CFO
Qumu Corporation
612-638-9096

QUMU CORPORATION
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Software licenses and appliances	$1,154	$3,267	$3,952	$6,970
Service	5,956	6,335	18,409	17,365
Total revenues	7,110	9,602	22,361	24,335
Cost of revenues:
Software licenses and appliances	563	1,057	1,932	1,996
Service	2,294	3,813	7,697	11,141
Total cost of revenues	2,857	4,870	9,629	13,137
Gross profit	4,253	4,732	12,732	11,198
Operating expenses:
Research and development	1,986	2,848	6,746	8,508
Sales and marketing	2,435	4,706	8,945	14,274
General and administrative	2,109	4,353	7,344	12,275
Amortization of purchased intangibles	221	200	674	599
Total operating expenses	6,751	12,107	23,709	35,656
Operating loss	(2,498)	(7,375)	(10,977)	(24,458)
Other income (expense):
Interest income (expense), net	(13)	(10)	(40)	21
Other expense, net	(13)	(89)	(24)	(157)
Total other expense, net	(26)	(99)	(64)	(136)
Loss before income taxes	(2,524)	(7,474)	(11,041)	(24,594)
Income tax benefit	(39)	(163)	(133)	(482)
Net loss from continuing operations	(2,485)	(7,311)	(10,908)	(24,112)
Net income (loss) from discontinued operations, net of tax	—	79	—	(10)
Net loss	$(2,485)	$(7,232)	$(10,908)	$(24,122)
Net income (loss) per basic and diluted share:
Net loss from continuing operations per share	$(0.27)	$(0.79)	$(1.18)	$(2.61)
Net income from discontinued operations per share	—	0.01	—	—
Net loss per share	$(0.27)	$(0.78)	$(1.18)	$(2.61)
Basic and diluted weighted average shares outstanding	9,241	9,288	9,232	9,233

QUMU CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)

Assets	September 30, 2016	December 31, 2015
Current assets:	(unaudited)
Cash and cash equivalents	$4,641	$7,072
Marketable securities	—	6,249
Receivables, net	6,039	11,257
Income taxes receivable	343	659
Prepaid expenses and other current assets	2,828	3,392
Total current assets	13,851	28,629
Property and equipment, net	2,083	2,942
Intangible assets, net	8,818	11,032
Goodwill	7,107	8,103
Other assets, non-current	4,952	3,706
Total assets	$36,811	$54,412
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$2,929	$3,864
Accrued compensation	2,140	4,014
Deferred revenue	10,021	10,413
Deferred rent	289	270
Financing obligations	367	502
Current liabilities from discontinued operations	—	50
Total current liabilities	15,746	19,113
Long-term liabilities:
Deferred revenue, non-current	405	2,215
Income taxes payable, non-current	6	9
Deferred tax liability, non-current	367	575
Deferred rent, non-current	780	998
Financing obligations, non-current	259	519
Other non-current liabilities	—	226
Total long-term liabilities	1,817	4,542
Total liabilities	17,563	23,655
Stockholders’ equity:
Common stock	92	92
Additional paid-in capital	66,501	65,484
Accumulated deficit	(44,206)	(33,298)
Accumulated other comprehensive loss	(3,139)	(1,521)
Total stockholders’ equity	19,248	30,757
Total liabilities and stockholders’ equity	$36,811	$54,412

QUMU CORPORATION
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Nine Months Ended September 30,
	2016	2015
Cash flows used in operating activities:
Net loss	$(10,908)	$(24,122)
Net loss from discontinued operations, net of tax	—	(10)
Net loss from continuing operations	(10,908)	(24,112)
Adjustments to reconcile net loss to net cash used in continuing operating activities:
Depreciation and amortization	2,515	2,292
Stock-based compensation	1,035	1,430
Loss on disposal of property and equipment	4	23
Deferred income taxes	(148)	(235)
Changes in operating assets and liabilities:
Receivables	4,892	1,647
Income taxes receivable / payable	265	(407)
Prepaid expenses and other assets	(727)	(462)
Accounts payable and other accrued liabilities	(884)	(524)
Accrued compensation	(1,823)	(3,264)
Deferred revenue	(1,857)	1,296
Deferred rent	(193)	—
Other non-current liabilities	(226)	(11)
Net cash used in continuing operating activities	(8,055)	(22,327)
Net cash provided by (used in) discontinued operating activities	(50)	665
Net cash used in operating activities	(8,105)	(21,662)
Cash flows provided by (used in) investing activities:
Purchases of marketable securities	—	(9,500)
Sales and maturities of marketable securities	6,250	24,215
Purchases of property and equipment	(52)	(530)
Proceeds from sale of property and equipment	—	43
Net cash provided by continuing investing activities	6,198	14,228
Net cash used in discontinued investing activities	—	(1)
Net cash provided by investing activities	6,198	14,227
Cash flows provided by (used in) financing activities:
Common stock repurchases to settle employee withholding liability	(18)	(46)
Principal payments on financing obligations	(386)	(241)
Proceeds from employee stock plans	—	142
Net cash used in financing activities	(404)	(145)
Effect of exchange rate changes on cash	(120)	(75)
Net decrease in cash and cash equivalents	(2,431)	(7,655)
Cash and cash equivalents, beginning of period	7,072	11,684
Cash and cash equivalents, end of period	$4,641	$4,029

QUMU CORPORATION
Supplemental Financial Information
(unaudited - in thousands)

A summary of revenue is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Software licenses and appliances	$1,154	$3,267	$3,952	$6,970
Service
Subscription, maintenance and support	4,986	4,860	15,223	13,564
Professional services and other	970	1,475	3,186	3,801
Total service	5,956	6,335	18,409	17,365
Total revenue	$7,110	$9,602	$22,361	$24,335

A reconciliation from GAAP results to adjusted EBITDA is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net loss	$(2,485)	$(7,232)	$(10,908)	$(24,122)
Interest (income) expense, net	13	10	40	(21)
Income tax benefit	(39)	(163)	(133)	(482)
Depreciation and amortization expense:
Depreciation and amortization in cost of revenues	15	26	55	74
Depreciation and amortization in operating expenses	271	243	833	666
Total depreciation and amortization expense	286	269	888	740
Amortization of intangibles included in cost of revenues	308	320	953	953
Amortization of intangibles included in operating expenses	221	200	674	599
Total amortization of intangibles expense	529	520	1,627	1,552
Total depreciation and amortization expense	815	789	2,515	2,292
EBITDA	(1,696)	(6,596)	(8,486)	(22,333)
Other expense, net	13	89	24	157
Loss from discontinued operations, net	—	(79)	—	10
Stock-based compensation expense:
Stock-based compensation included in cost of revenues	9	40	27	115
Stock-based compensation included in operating expenses	286	322	1,008	1,315
Total stock-based compensation expense	295	362	1,035	1,430
Adjusted EBITDA	$(1,388)	$(6,224)	$(7,427)	$(20,736)